Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No 333-169514) and on Form S-8 (Nos. 333-165065, 333-165566, 333-169272, 333-171231 and 333-172069) of Anheuser-Busch InBev SA/NV of our report dated 11 April 2011 relating to the consolidated financial statements of Anheuser-Busch InBev SA/NV as of and for the year ended 31 December 2010 and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Bedrijfsrevisoren BCVBA

Represented by

/s/ Yves Vandenplas

Yves Vandenplas

Bedrijfsrevisor

Sint-Stevens-Woluwe, BELGIUM

12 April 2011